Exhibit 99.2

Community Health Systems Completes Sale of Select
Outreach Laboratory Assets to Labcorp

Transaction aims to provide broader access to high-quality testing and laboratory services to communities across the U.S.

FRANKLIN, Tenn. and BURLINGTON, N.C. (December 2, 2025) -- Community Health Systems, Inc. (the “Company”) (NYSE: CYH) announced today that its subsidiary, CHS/Community Health Systems, Inc. (CHS), has completed the sale of select assets of the ambulatory outreach laboratory services of CHS-affiliated health systems in 13 states, including certain patient service centers and in-office phlebotomy locations, to Labcorp (NYSE: LH) for approximately $194 million cash, before certain transaction expenses.

This transaction is expected to provide patients and providers with broader access to Labcorp’s comprehensive testing and laboratory services, including its specialty testing menu, robust data analytics and digital tools. The CHS-affiliated health systems will continue to operate their inpatient and emergency department laboratories and provide laboratory services for hospital-based services, such as imaging and pre-admission testing.

"Completing this transaction with Labcorp allows our health systems to focus on core services and improve the overall patient experience, aligning with our unwavering commitment to providing high-quality, accessible healthcare to our communities," said Kevin Hammons, President and Interim Chief Executive Officer of Community Health Systems, Inc. “Labcorp’s scale and investment in technology supports its ability to efficiently deliver outreach laboratory services to patients and healthcare consumers.”

“With the completion of this transaction, Labcorp is expanding access to high-quality, innovative laboratory services for CHS-affiliated health systems’ patients and providers and advancing our shared commitment to improving health and lives in the communities we serve,” added Mark Schroeder, President of Labcorp Diagnostics and Chief Operations Officer.

This transaction follows other strategic relationships that Labcorp has developed with a range of health systems and regional/local laboratories that have increased access to laboratory services, improved patient care and driven efficiencies for customers.

About Community Health Systems, Inc.

Community Health Systems, Inc. is one of the nation’s largest healthcare companies. The Company’s affiliates are leading providers of healthcare services, developing and operating healthcare delivery systems in 36 distinct markets across 14 states. The Company’s subsidiaries own or lease 69 affiliated hospitals with more than 10,000 beds and operate more than 1,000 sites of care, including physician practices, urgent care centers, freestanding emergency departments, occupational medicine clinics, imaging centers, cancer centers and ambulatory surgery centers. The Company’s headquarters are located in Franklin, Tennessee, a suburb south of Nashville. Shares in Community Health Systems, Inc. are traded on the New York Stock Exchange under the symbol “CYH.” More information about the Company can be found on its website at www.chs.net.

About Labcorp
Labcorp (NYSE: LH) is a global leader of innovative and comprehensive laboratory services that helps doctors, hospitals, pharmaceutical companies, researchers and patients make clear and confident

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CHS Completes Sale of Select Outreach Laboratory Assets to Labcorp

December 2, 2025

decisions. Labcorp provides insights and advances science to improve health and improve lives through its unparalleled diagnostics and drug development laboratory capabilities. The company's nearly 70,000 employees serve clients in approximately 100 countries, provided support for more than 75% of the new drugs and therapeutic products approved in 2024 by the FDA, and perform more than 700 million tests annually for patients around the world. Learn more about us at www.labcorp.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements, including, but not limited to, statements with respect to the anticipated benefits of the transaction between Community Health Systems, Inc. and Labcorp (collectively, “the Companies”).

Each of the forward-looking statements is subject to change based on various important factors, many of which are beyond the control of either of the Companies. These factors, in some cases, have affected and in the future (together with other factors) could affect the Companies’ abilities to implement their respective business strategies, and actual results could differ materially from those suggested by these forward-looking statements. As a result, readers are cautioned not to place undue reliance on any of the forward- looking statements.

Neither of the Companies has an obligation to provide any updates to these forward-looking statements even if their expectations change. All forward-looking statements are expressly qualified in their entirety by this cautionary statement. The information in this press release should be read in conjunction with a review of the Companies’ respective filings with the SEC. Further information on potential factors, risks and uncertainties that could affect the Companies’ respective operating and financial results are included in each of the Companies’ most recent annual reports on Form 10-K and subsequent Forms 10-Q and in the Companies’ other filings with the SEC.

Community Health Systems, Inc.

Media Contact:

Tomi Galin
Executive Vice President, Corporate Communications, Marketing and Public Affairs
(615) 628-6607

Investor Contacts:
Kevin Hammons
President and Interim Chief Executive Officer
(615) 465-7000

Anton Hie
Vice President – Investor Relations
(615) 465-7012

Labcorp
Media Contact:
Neil Hirsch
Media@Labcorp.com

Investor Relations:
Christin O’Donnell
Investor@Labcorp.com

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